Exhibit 99.1

FTFT Announces Acquisition Agreement of Alpha International Securities (Hong Kong) Ltd.

NEW YORK, March 1, 2023 /PRNewswire/ -- Future FinTech Group Inc. (NASDAQ: FTFT) (“hereinafter referred to as “Future FinTech”, “FTFT” or the “Company”), a blockchain application technology developer and a fintech service provider, announced today that on February 27, 2023, Future FinTech (Hong Kong) Limited (“FTFT HK”), a wholly owned subsidiary of the Company, signed a Share Transfer Agreement (the “Agreement”) with Alpha Financial Limited (“Alpha Financial”), a firm based in Hong Kong, to acquire its wholly owned subsidiaries Alpha International Securities (Hong Kong) Ltd. (“Alpha HK”), a company incorporated in Hong Kong and Alpha Information Service Shenzhen Co., Ltd., a company incorporated in China (“Alpha SZ”). On September 8, 2022, the Company announced that FTFT HK signed a Memorandum of Understanding with Alpha Financial to acquire Alpha HK.

Alpha HK focuses on three financial services sectors: (1) online brokerage services consisting of Hong Kong equities as well as US equities where its works with its partner, a US brokerage firm, (2) underwriting and distribution of securities for Hong Kong IPOs, and (3) underwriting of US dollar-based bonds issued by Chinese municipal cities and companies in Hong Kong. Alpha HK holds Type 1 ’Securities Trading’, Type 2 ‘Futures Contract Trading’ and Type 4 ’Securities Consulting’ financial licenses issued by the Hong Kong Securities and Futures Commission. Alpha SZ provides technical support services to Alpha HK.

Steven Xiang, General Manager of Alpha HK, stated, “The Alpha Securities management team has substantial international financial markets experience and our principal team members are from well-known financial institutions. We have over 60,000 customer accounts, and since 2020 we have underwritten 29 IPOs in Hong Kong. In terms of our offshore US dollar-based Chinese bond issuance, since 2020 we have underwritten nine Chinese municipal and enterprise bonds in Hong Kong.”

Mr. Xiang continued, “Alpha HK is committed to providing customers with a full range of financial services in Hong Kong including online brokerage services, IPOs, financial advisory services and US dollar-based Chinese municipal and enterprise bond issuance services among our other services.”

Shanchun Huang, Chief Executive Officer of Future FinTech, commented, “We believe that the acquisition will be synergistic with Nice Talent Asset Management Limited (“NTAM”), our 90%-owned asset management subsidiary also based in Hong Kong, as well as other financial services businesses that we are developing. We believe that Alpha HK could also play an important role in our continued transformation into a diversified fintech enterprise that is international in scope. Our objective is to optimize our current opportunities and integrate financial businesses into a comprehensive and strategic financial services platform.”

Pursuant to the Agreement, FTFT HK agreed to acquire all of the issued and outstanding shares of Alpha HK and Alpha SZ from Alpha Financial in cash for a price of HK$15,659,949 (approximately US$2,007,686) (“the Total Purchase Price”); 50% of the Total Purchase Price is to be paid to Alpha Financial within 5 working days after the signing of the Agreement with the remaining 50% to be paid within 5 working days after FTFT HK receives approval from the Hong Kong Securities and Futures Commission (the “HKSFC”) for the transfer of Alpha HK to FTFT HK prior to December 31, 2023 (or such later date as the parties mutually agree upon). If the HKSFC fails to give such approval within 365 days of the Agreement, Alpha Financial will refund the amount paid by FTFT HK under the terms of the Agreement within 3 working days after the earlier of receiving the notice of failure or the expiration of 365 days unless FTFT HK and Alpha Financial mutually agree to extend such deadline.

More complete information of the Agreement is set forth in the Form 8-K and its exhibits filed with the Securities and Exchange Commission on March 1, 2023.

About Future FinTech Group Inc.

Future FinTech Group Inc. is a blockchain application technology developer and fintech service provider incorporated in Florida. The Company’s operations include a blockchain-based online shopping mall platform, Chain Cloud Mall (“CCM”), supply chain financing services, asset management, cryptocurrency mining, money transfer service and cryptocurrency market data services. The Company is also developing blockchain-based e-Commerce technology, cryptocurrency investment management, and financial service technology businesses. For more information, please visit http://www.ftft.com/.

Safe Harbor Statement

Certain of the statements made in this press release are “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance, capital, ownership or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target” and other similar words and expressions of the future.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2021 and our other reports and filings with SEC. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov. We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date hereof, or after the respective dates on which any such statements otherwise are made.

IR Contact:
Future FinTech Group Inc.
Tel: +1-888-622-1218
Email: ir@ftft.com

SOURCE: Future FinTech Group Inc.

###